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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Westinghouse Electric Corporation of our report dated February 26, 1996 relating to the consolidated financial statements of Alliance Broadcasting, L.P., which appears on page F-1 of the Current Report on Form 8-K/A of Infinity Broadcasting Corporation dated April 1, 1996. We also consent to the reference to us under the heading "Experts" in such Joint Proxy Statement/Prospectus.

PRICE WATERHOUSE LLP
San Francisco, California
September 30, 1996